                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                May 21, 1996
                                ------------
              Date of Report (Date of earliest event reported)


                          HASKEL INTERNATIONAL, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)


          California                     0-25068                 95-4107640
          ----------                     -------                 ----------
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)         Identification No.)

   100 East Graham Place
    Burbank, California                                            91502
   ---------------------                                           -----
   (Address of principal                                         (Zip Code)
    executive offices)


                                (818) 843-4000
                                --------------
             (Registrant's telephone number, including area code)


                                Not applicable
                                --------------
         (Former name or former address, if changed since last report)

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Item 5.     Other Events.

            On May 21, 1996, the Registrant announced that it has instituted cost reduction measures at its Electronic Products Group ("EPG"). These actions are being taken in response to declining worldwide demand for electronic components that EPG locates and obtains for customers. EPG accounted for approximately 25% of the Company's consolidated sales in the year ended May 31, 1995.

            EPG is closing its two offices in Europe and is reducing its worldwide personnel by thirteen employees (approximately 30% of the total EPG staff). Management expects these actions to reduce EPG's cost of operations in future quarters and will result in a one-time charge of up to $150,000, which will be reflected in Haskel's fourth quarter results. Management intends to monitor the situation and take further steps as appropriate. A copy of the News Release regarding this matter is included as an exhibit to this Report.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

            (c)    Exhibit

                   News Release dated May 21, 1996.


                                  SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HASKEL INTERNATIONAL, INC.
                                       ---------------------------------------
                                          (Registrant)


Date: May 31, 1996                     By: /s/ R. Malcolm Greaves
                                           -----------------------------------
                                               R. Malcolm Greaves,
                                               President and Chief
                                               Executive Officer


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( BW)(HASKEL-INTL-INC)(HSKL) Haskel International Inc. announces reorganization of Electronic Products Group

            Business Editors

            BURBANK, Calif.--(BUSINESS WIRE)--May 21, 1996--Haskel International Inc. (NASDAQ/NM:HSKL) Tuesday announced that management has initiated a reorganization of its Electronic Products Group (EPG), which represents approximately 25% of the company's consolidated sales, to minimize the further financial impact of declining market conditions.

            The reorganization involves closing EPG's officers in the United Kingdom and Germany. UK operations will be consolidated into the Westlake Village, Calif. facility, while German operations will be handled by local representatives in that country. EPG's new Hong Kong office is unaffected by these closures. In addition to these actions, there have been selective reductions in staff at the Westlake Village facility.

            Total reductions in EPG personnel worldwide amount to 13 individuals, or approximately 30% of total EPG staff.

            R. Malcolm Greaves, president and chief executive officer of Haskel International, stated, "The worldwide industry being served by our Electronic Products Group is experiencing weakness as many major computer and semiconductor manufacturers are reducing existing inventories and have lowered their production requirements. As a result, the demand for EPG's services has been significantly reduced, which will be reflected in a weak fourth-quarter performance by EPG.''

            Greaves added, "These actions are intended to significantly reduce EPG's overall cost of operations in future quarters and will result in a one-time charge of up to $150,000, which will be reflected in Haskel's fourth-quarter results. The company intends to monitor this situation closely and will take further steps as appropriate.

            "Despite the weakness within EPG, operations at the company's Industrial Products Group (IPG) remain strong in the United States, Europe, and Asia. IPG accounts for approximately 75% of the company's sales on a consolidated basis," concluded Greaves.

            Haskel International specializes in high-pressure technology, systems integration, and component distribution. The company is one of the world's leading manufacturers of high-pressure liquid pumps and gas boosters and uses advanced real-time information technology to source and distribute electronic components. Haskel conducts its operations through facilities in North America, Europe, the Pacific Rim, and the Far East, as well as through distributors and agents worldwide.